Exhibit 4.23

EXECUTION VERSION
NINTH AMENDMENT TO THE AMENDED AND RESTATED
REVOLVING TRADE
RECEIVABLES PURCHASE AGREEMENT AND ACCESSION AGREEMENT MEMORANDUM OF AGREEMENT made as of the 9th day of March, 2018.
BETWEEN:
CELESTICA INC.,
(hereinafter referred to as the “Servicer”),
- and -
CELESTICA LLC,
CELESTICA HOLDINGS PTE LTD,
CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL),
CELESTICA HONG KONG LTD.,
CELESTICA (ROMANIA) S.R.L.,
CELESTICA JAPAN KK,
CELESTICA OREGON LLC,
CELESTICA ELECTRONICS (M.) SDN. BHD.,
CELESTICA IRELAND LIMITED,
- and -
CELESTICA INTERNATIONAL INC.
(hereinafter referred to collectively as the “Sellers”),
- and -
CELESTICA INTERNATIONAL LP by its general partner, Celestica International GP Inc.
(hereinafter referred to as “Celestica LP”)
- and -
DEUTSCHE BANK (MALAYSIA) BERHAD
(hereinafter referred to as “Purchaser”, and together with Deutsche Bank, as the “Purchasers”)
- and -
DEUTSCHE BANK AG, NEW YORK BRANCH,
(hereinafter referred to as the “Administrative Agent” and “Deutsche Bank”).

WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent are parties to an Amended and Restated Revolving Trade Receivables Purchase Agreement, dated as of November 4, 2011, as amended by the First Amendment, dated as of November 19, 2012; by the Second Amendment, dated as of January 2, 2013; by the Third Amendment, dated as of November 21, 2013; by the Fourth Amendment, dated as of November 21, 2014; by the Fifth Amendment, dated as of November 23, 2015; by the Sixth Amendment, dated as of November 23, 2016; by the Seventh Amendment, dated as of October 6, 2017 and by the Eighth Amendment, dated as of November 22, 2017 (as so amended, the “Receivables Purchase Agreement”);
WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent now wish to further amend the Receivables Purchase Agreement by this Ninth Amendment to the Amended and Restated Revolving Trade Receivables Purchase Agreement and Accession Agreement (this “Amending Agreement”);
WHEREAS pursuant to Section 5.18(a) of the Receivables Purchase Agreement, the Servicer wishes to designate Celestica LP as a New Seller and the Required Purchasers hereby give their written consent to the addition of Celestica LP as a Seller under the Receivables Purchase Agreement for all purposes contemplated therein and the other Transaction Documents;
WHEREAS, by execution and delivery of this Amending Agreement, Celestica LP hereby agrees to become party to the Receivables Purchase Agreement, in accordance with the terms and conditions set forth below;
WHEREAS, Celestica International Inc. (“CII”) assigned all of its assets and interests (including its rights under the Receivables Purchase Agreement) to Celestica LP pursuant to an assignment agreement dated February 20, 2018 (the “Asset Transfer”);
AND WHEREAS Section 9.1 of the Receivables Purchase Agreement permits written amendments thereto with the written consent of each of the Sellers, the Servicer, the Required Purchasers and the Administrative Agent;
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1.
Defined Terms: All capitalized terms and expressions used and not otherwise defined in this Amending Agreement including in the recitals hereto shall have the meanings specified in the Receivables Purchase Agreement.

2.
Accession to Receivables Purchase Agreement: Celestica LP hereby agrees to become a Seller as contemplated by Section 5.18 of the Receivables Purchase Agreement, including with respect to the Obligations of a Seller under Section 2.9 of the Receivables Purchase Agreement, with the same force and effect as if it were an original party to the Receivables Purchase Agreement. Celestica LP further agrees that it shall

Celestica – Ninth Amendment to A&R Revolving Trade
Receivables Purchase Agreement

individually be a “Seller” and each reference in the Receivables Purchase Agreement to the “Sellers” shall also include Celestica LP.

3.
Consent to Assignment by Celestica International Inc.: The Administrative Agent and the Purchasers hereby consent to the Asset Transfer and agree that from and after the date hereof, all rights of CII under the Receivables Purchase Agreement have been assigned to Celestica LP.

4.	Amendments of Definitions in Section 1.1:

(a)	The definition of “Collection Accounts” is amended and restated in its entirety as follows:
““Collection Accounts”: each of account Nos. #####-##### (maintained by Celestica LLC), #####-#####, #####-##### and #####-##### (maintained by Celestica LLC), #####-### ## (maintained by Celestica Hong Kong), #####-##### (maintained by Celestica Holdings), #####-### (maintained by Celestica Valencia), #######-##### the Japanese Yen Collection Account (maintained by Celestica Japan), ########## (maintained by Celestica Oregon), ############ (maintained by Celestica Romania), ####-#####-### (maintained by Celestica Malaysia), ########## (maintained by Celestica International and assigned to Celestica LP), ############, ############, and ############ (maintained by Celestica Ireland) and ########## (maintained by Celestica LP) in each case with Bank of America and each other account from time to time opened by a Seller and subject to the Lien of the Collection Account Pledge Agreement or, in the case of the Japanese Yen Collection Account subject to the Lien of the Japanese Yen Collection Account Pledge Agreement, or in the case of the Malaysian Collection Account subject to the Lien of the Malaysian Collection Account Pledge Agreement, provided that, except with respect to the Japanese Yen Collection Account and the Malaysian Collection Account, the relevant account bank shall have executed and delivered a Deposit Account Control Agreement or Security Deed, and in the case of the Japanese Yen Collection Account and the Malaysian Collection Account, the relevant account bank shall have acknowledged the notification comprising Annex 2 to the Japanese Yen Collection Account Pledge Agreement and to the Malaysian Collection Account Pledge Agreement, as the case may be, in form and substance satisfactory to the Administrative Agent and shall have taken such other measures as the Administrative Agent shall require to assure its security interest in such account.”

(b)	A new definition of “Ninth Amendment” is hereby included in the correct alphabetical order:
““Ninth Amendment”: the Ninth Amendment to the Amended and Restated Revolving Trade Receivables Purchase Agreement and Accession Agreement, dated as of March 9, 2018, by and among the Servicer, the Sellers, Celestica LP, Deutsche Bank (Malaysia) Berhad and Deutsche Bank AG, New York Branch.”
Celestica – Ninth Amendment to A&R Revolving Trade
Receivables Purchase Agreement

5.	Amendments to Schedules: Schedule 3.15, “Principal Place of Business of the Sellers”, is amended by replacing “Celestica International Inc.” with “Celestica International LP”.

6.
Representations and Warranties To induce the Administrative Agent and the Purchasers to enter into this Amending Agreement, the Guarantor and each of the Sellers hereby jointly and severally make the following representations and warranties (provided that Celestica Valencia and Celestica Romania shall only be responsible hereunder for its own representations and warranties):

(a)	The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement that no Termination Event or Incipient Termination Event has occurred and is continuing.

(b)
The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement and as of the Effective Date (as defined below) that the audited consolidated balance sheets of Celestica Canada and its consolidated Subsidiaries as at December 31, 2016, and the related statements of income and of cash flows of Celestica Canada for the fiscal year ended on such dates, present fairly in all material respects the consolidated financial condition of Celestica Canada and its consolidated Subsidiaries as at such date, and Celestica Canada’s consolidated results of operations and cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by Celestica Canada’s accountants and disclosed therein).

(c)
The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement and as of the Effective Date (as defined below) that since the date of the most recent financial statements made available to the Administrative Agent and the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

7.
Ratification Except for the specific changes and amendments to the Receivables Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase Agreement as amended hereby shall be read, taken and construed as one and the same instrument.

8.
Counterparts This Amending Agreement may be executed by one or more of the parties to this Amending Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of this Amending Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

9.	Confirmation of Guarantee Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby
Celestica – Ninth Amendment to A&R Revolving Trade
Receivables Purchase Agreement

ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).

10.
Further Assurances Each party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amending Agreement.

11.
Conditions to Effectiveness This Amending Agreement shall become effective (such date being the “Effective Date”) upon receipt by the Administrative Agent of counterparts hereof, duly executed and delivered by each of the parties hereto. The Administrative Agent shall inform the Guarantor, the Sellers and the Purchasers of the occurrence of the Effective Date. Notwithstanding the foregoing, Celestica LP shall not be permitted to present or cause the Servicer to present on its behalf a Purchase Notice until the satisfaction of the following conditions: receipt by the Administrative Agent of (A) an Assignment Agreement in form and substance satisfactory to the Administrative Agent; (B) the Third Amendment to Collection Account Pledge Agreement in form and substance satisfactory to the Administrative Agent; (C) an executed and delivered Deposit Account Control Agreement in form and substance satisfactory to the Administrative Agent; (D) a closing certificate of Celestica LP in form and substance reasonably acceptable to the Administrative Agent, dated as of the Effective Date, with appropriate insertions and attachments; (E) the executed legal opinion of Canadian counsel to Celestica Inc. and Celestica LP, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel (such legal opinions shall cover such matters incidental to the transactions contemplated by this Amending Agreement and the Transaction Documents as the Administrative Agent may reasonably require, including, without limitation, the creation and perfection of ownership interests and security interests in the Collateral of Celestica LP); (F) execution and delivery of an intercreditor agreement with CIBC in form and substance satisfactory to the Administrative Agent; (G) satisfaction of the perfection requirements described on Schedule 3.14; and (H) such other legal opinions and documentation as the Purchasers may require to verify matters of taxation and perfection in respect of Celestica LP and other matters incidental to the transactions covered by this Amending Agreement.

12.
Successors and Assigns This Amending Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, the Administrative Agent, and their respective successors and permitted assigns.

13.	Governing Law This Amending Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.
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Celestica – Ninth Amendment to A&R Revolving Trade
Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELESTICA INC., as Servicer and as Guarantor

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Authorized Signatory

CELESTICA LLC

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Authorized Signatory

CELESTICA HOLDINGS PTE LTD

By: /s/ Raymond Wu
Name: Raymond Wu
Title: Authorized Signatory

CELESTICA VALENCIA S.A.
(SOCIEDAD UNIPERSONAL)

By: /s/ Rob Schormans
Name: Mandeep Chawla
Title: Authorized Signatory

CELESTICA HONG KONG LTD.

By: /s/ Raymond Wu
Name: Raymond Wu
Title: Authorized Signatory

CELESTICA (ROMANIA) S.R.L.

By: /s/ Rob Schormans
Name: Rob Schormans
Title: Authorized Signatory

CELESTICA JAPAN KK

By: /s/ Raymond Wu
Name: Raymond Wu
Title: Authorized Signatory

CELESTICA ELECTRONICS (M) SDN. BHD.

By: /s/ C.C. Yong
Name: C.C. Yong
Title: Authorized Signatory

CELESTICA OREGON LLC

By: /s/ Jason Phillips
Name: Jason Phillips
Title: Authorized Signatory

CELESTICA INTERNATIONAL INC.

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Authorized Signatory

CELESTICA IRELAND LIMITED

By: /s/ John Sweetnam
Name: John Sweetnam
Title: Authorized Signatory

CELESTICA INTERNATIONAL LP, by its general partner, Celestica International GP Inc.

By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Authorized Signatory

DEUTSCHE BANK (MALAYSIA) BERHAD, as Purchaser

By: /s/ Chin Cheuk Kuan
Name: Chin Cheuk Kuan
Title: Vice President
Head of Trade Finance Malaysia

By: /s/ Henry Koo
Name: Henry Koo
Title: Head of Global Subsidiary
Coverage Malaysia

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and as Purchaser

By: /s/ Robert Altman
Name: Robert Altman
Title: Vice President

By: /s/ Sonia Lall
Name: Sonia Lall
Title: Assistant Vice President